CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




     As independent public accountants, we hereby consent to the use of our report dated April 28, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 33.


                                    /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
 July 31, 1997